EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-275436) pertaining to Amended and Restated 2019 Equity Incentive Plan of Ironwood Pharmaceuticals, Inc,;

(2)	Registration Statements (Form S-3 Nos. 333-275435, 333-179430, 333-199885, 333-221294, and 333-249896) of Ironwood Pharmaceuticals, Inc.;

(3)	Registration Statement (Form S-8 No. 333-231887) pertaining to the 2019 Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(4)	Registration Statements (Form S-8 Nos. 333-189340, 333-197875, 333-206228, 333-213001, 333-219670, 333-226613, and 333-231890) pertaining to the Amended and Restated 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

(5)	Registration Statements (Form S-8 Nos. 333-184396, 333-189339, 333-197874, 333-206227, 333-213002, 333-219669, and 333-226612) pertaining to the Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(6)	Registration Statement (Form S-8 No. 333-165230) pertaining to the 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

(7)	Registration Statement (Form S-8 No. 333-165231) pertaining to the 2010 Employee, Director and Consultant Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(8)	Registration Statement (Form S-8 No. 333-165228) pertaining to the Amended and Restated 2005 Stock Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(9)	Registration Statement (Form S-8 No. 333-165229) pertaining to the Amended and Restated 2002 Stock Incentive Plan of Ironwood Pharmaceuticals, Inc.; and

(10)	Registration Statement (Form S-8 No. 333-165227) pertaining to the 1998 Amended and Restated Stock Option Plan of Ironwood Pharmaceuticals, Inc.;

of our report dated March 31, 2025, with respect to the consolidated financial statements of Ironwood Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Ironwood Pharmaceuticals, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2026